As filed with the Securities and Exchange Commission on January 25, 2005.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

EDUCATION REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	20-1352180
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

530 Oak Court Drive
Suite 300
Memphis, Tennessee 38117
(Address of Principal Executive Offices, Including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $.01 par value per share	New York Stock Exchange
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

Registration No. 333-119264

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     The Registrant hereby incorporates by reference herein the description of the Registrant’s common stock, $0.01 par value per share, appearing under the caption, “Description of our securities,” in the prospectus contained in the Registrant’s Registration Statement on Form S-11, as initially filed with the Securities and Exchange Commission on September 24, 2004 (Registration No. 333-119264) and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

Item 2. Exhibits.

     Not applicable.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

EDUCATION REALTY TRUST, INC.
By:	/s/ Paul O. Bower
Paul O. Bower
President and Chief Executive Officer

Date: January 25, 2005